UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported: August 28, 2006

333-51880
(Commission file number)

NEW MEDIUM ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

NEVADA	11-3502174
(State of incorporation)	(IRS Employer Identification No.)

Mahesh Jayanarayan, CEO 195 The Vale London UK W3 7QS	011 44 20 8746 2018
(Address of principal executive offices)	(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐ Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

PRESS RELEASE: EX WARNERS PRESIDENT JIM CARDWELL JOINS NME INC; THE THIRD FORMAT TO ENTER THE HD WAR

New Medium Enterprises announced today that James Cardwell; the former President of Warner Home Video is to join the NME board as a media and content advisor.

NME are launching their High Definition Versatile Multilayer Disc (HD VMD) platform this Autumn and James will work with the NME Board and Senior Management Team to establish and develop relationships in the global home entertainment market. James was responsible for achieving major growth whilst at Warner Home Video and for building the largest film library of any of the major Hollywood studios.

The new VMD platform uses a multilayering technology to create multiple layers and much greater storage within the thickness of a standard optical disc. It uses the existing red laser platform, which DVD uses. This makes VMD extremely attractive to content vendors, disc replicators and consumer electronics manufacturers, as little retooling is required for mass production. Benefits to the consumer will be VMD’s true HD viewing quality, affordability, proven technology and compatibility with their existing DVD collections.

“As NME enters the HD marketplace having James on the board ensures that NME will become a major force in the HD entertainment systems market place," said Mahesh Jayanarayan, the NME CEO. "I look forward to working with Jim and his talents and experience will enable NME to establish a strong market presence.